                                                                Exhibit 5.1


     [LETTERHEAD OF MORRIS, LAING, EVANS, BROCK & KENNEDY, CHARTERED]


December 12, 2001


Western Plains Energy, L.L.C.
c/o Jeff Torluemke
414 Main Street
PO Box 340
Quinter, KS 67752

Re:   Western Plains Energy, L.L.C.

Gentlemen:

We have acted as special counsel for Western Plains Energy, L.L.C., a Kansas limited liability company (the "Company"), in connection with a Registration Statement on Form SB-2 covering the public offering and sale of up to 3,967 Class A and Class B Capital Units of the Company (the "Capital Units"). We are rendering this opinion in accordance with Item 601 (b) (5) of Regulation S-B.

For purposes of this opinion, we have reviewed such questions of law and examined such corporate records, certificates, and other documents as we have considered necessary or appropriate for purposes of this opinion, and we have particularly reviewed:

1. The Amended and Restated Articles of Organization filed December 10, 2001, and Operating Agreement dated December 11, 2001.

2. All resolutions adopted by the Board of Managers of the Company deemed necessary and minutes or draft minutes of the meetings of the Board of Managers deemed necessary relating to this offering.

3. The Prospectus and the Registration Statement of which it forms a part, to be filed with the Securities and Exchange Commission (the "Commission") covering the offer and sale of the Capital Units; the Registration Statement and the Prospectus as they become effective being hereinafter called the "Registration Statement" and the "Prospectus," respectively.

In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all certified copies conform to the originals, and all certificates containing relevant facts are correct. In rendering our opinion we have relied upon, with their consent: (i) the representation of the Company and its members set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members in the foregoing documents and we rely upon such information and representations in expressing our opinion.

The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinion is based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinion as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinion is to be implied or inferred beyond the matters expressly stated herein.

Based on the foregoing, it is our opinion that:

1. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Kansas. The Company has full power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

2. The Capital Units to be issued and sold by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Registration Statement, will have been validly issued and will be fully paid and non-assessable.

We are admitted to practice law in the State of Kansas, and we express no opinion as to the laws of any jurisdiction other than the State of Kansas and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission of as an exhibit to the Registration Statement in accordance with the requirements of
Item 601 (b) (23) of the Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

Very truly yours,

/s/ Morris, Laing, Evans, Brock & Kennedy, Chartered

Morris, Laing, Evans, Brock & Kennedy, Chartered